                                                               EXHIBIT (h)(2)(b)
[GRAPHIC] American General
          Life Companies

                               November ___, 2010

AllianceBernstein Variable Products Series Fund, Inc.
1345 Avenue of the Americas
32/nd/ Floor
New York, NY 10105

Re:      (1)      Participation Agreement dated May 1, 1995 between American
                  International Life Assurance Company of New York ("AI
                  Life"), Alliance Bernstein Variable Products Series Fund,
                  Inc.(formerly Alliance Variable Products Series Fund, Inc.),
                  Alliance Bernstein Investments, Inc. (formerly Alliance Fund
                  Distributors, Inc.) ("May 1995 Participation Agreement")

         (2) Fund Participation Agreement dated February 22, 2002 between AI Life, Alliance Bernstein Investor Services, Inc, (formerly Alliance Global Investor Services, Inc.) ("February 2002 Participation Agreement") (the May 1995 Participation Agreement and the February 2002 Participation Agreement are collectively referred to hereinafter as the "Participation Agreements")

         (3) Rule 22c-2 Information Sharing and Restricted Trading Agreement dated April 16, 2007 between AllianceBernstein Investor Services, Inc. and AI Life ("Rule 22c-2 Agreement") (the Participation Agreements and Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements")

Dear Fund Partner:

         As you may already be aware, AI Life will be merging with and into The United States Life Insurance Company in the City of New York ("USL"), the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

         Your fund trust company may have agreements with AI Life pursuant to which the trust acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

         As a result of the Merger, if AI Life was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assigned to USL which company will assume the rights, duties and obligations of AI Life thereunder.

         Pursuant to Section 12.8 of the May 1995 Participation Agreement and
Section 8(d) of the February 2002 Participation Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreements to USL. AI Life also requests your consent to the assignment of the rights, duties and obligations of AI Life under the Rule 22c-2 Agreement to USL. Please indicate your consent to these assignments by signing below. The consent to the assignments will be effective December 31, 2010.

         To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

         If you have any questions regarding this matter, please contact or

AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

                                            ATTEST:

By:                                         By:
   -------------------------------             -------------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

                                            ATTEST:

By:                                         By:
   -------------------------------             -------------------------------

Consented to, Acknowledged and Agreed:

ALLIANCE  BERNSTEIN  INVESTMENTS, INC.

By:
   -------------------------------
   Name:
   Title:

ALLIANCEBERNSTEIN INVESTOR  SERVICES, INC.


By:
   -------------------------------
   Name:
   Title:

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

By:
   -------------------------------
   Name:
   Title:

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                 2929 Allen Parkway, A30-25 . Houston, TX 77019